   As filed with the Securities and Exchange Commission on September 4, 1998
                                                    Registered No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C.  20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                        IMPAC COMMERCIAL HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              ___________________

            MARYLAND                                    33-0745075
  (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

                              20371 IRVINE AVENUE
                     SANTA ANA HEIGHTS, CALIFORNIA  92707
                                (714) 556-0122
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ________________

                       1997 STOCK OPTION AND AWARDS PLAN

                              JOSEPH R. TOMKINSON
                            CHIEF EXECUTIVE OFFICER
                        IMPAC COMMERCIAL HOLDINGS, INC.
                              20371 IRVINE AVENUE
                     SANTA ANA HEIGHTS, CALIFORNIA  92707
                                (714) 556-0122
         (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPY TO:

                            THOMAS J. POLETTI, ESQ.
                           KATHERINE J. BLAIR, ESQ.
                         FRESHMAN, MARANTZ, ORLANSKI,
                                COOPER & KLEIN
                      9100 WILSHIRE BLVD., 8TH FLOOR EAST
                       BEVERLY HILLS, CALIFORNIA  90212
                          TELEPHONE:  (310) 273-1870
                          FACSIMILE:  (310) 274-8357
                              ___________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                             Proposed         Proposed
                                                             Maximum          Maximum
                                                             Offering        Aggregate        Amount of
                                           Amount to be     Price per         Offering       Registration
Title of Securities to be Registered        Registered       Share(1)         Price(1)           Fee
---------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value          10,000 shares     $ 14.9375      $  149,375.00      $   44.07
---------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value         190,000 shares     $ 15.00        $2,850,000.00         840.75
---------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value           4,000 shares     $ 15.875       $   63,500.00          18.73
---------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value          22,250 shares     $ 18.875       $  419,968.75         123.89
---------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value          84,000 shares     $ 17.625       $1,480,500.00         436.75
---------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value         322,250 shares     $ 10.91(2)     $3,515,747.50(2)    1,037.15
---------------------------------------------------------------------------------------------------------
Total                                                                                         $2,501.34
=========================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

         (a) The Registrant's latest Annual Report on Form 10-K.

         (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced annual Report.

         (c) The section of the Registrant's Prospectus, dated June 22, 1998, filed with the Commission under Rule 424(b) of the Securities Act, entitled "Description of Capital Stock."

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Maryland General Corporation Law, as amended from time to time ("MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Charter of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(1) any present or former Director or officer or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, real estate investment trust, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a Director of the Company and at the request of the Company, serves or has served another corporation, partnership, real estate investment trust, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, real estate investment trust, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgement of liability on the basis that personal benefit was improperly the right of the corporation or for a judgement of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

         In addition, the Registrant has entered into an Indemnity Agreement with its officers and Directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Numbers   Description of Exhibit
         -------   ----------------------

         4.1 1997 Stock Option and Awards Plan incorporated by reference (and filed as Exhibit 10.3) to the Registrant's Registration Statement on Form S-11 (File No. 333-25423) filed on April 8, 1997, and Amendment Nos. 1, 2, 3, 4 and 5 filed with the Securities and Exchange Commission on June 10, 1997, June 30, 1997, July 8, 1997, July 17, 1997 and July 29, 1997,
                   respectively.

         4.2 Form of each of Stock Option Agreement, Stock Option Agreement with DERs, Stock Appreciation Rights Agreement, Deferred Stock, Performance Shares or Restricted Stock Award Agreement under the 1997 Stock Option and Awards Plan.

         5.1       Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

         5.2       Opinion of Brown & Wood LLP.

         23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5.1).

         23.2      Consent of Brown & Wood (included in Exhibit 5.2).

         23.3      Consent of KPMG Peat Marwick LLP regarding Registrant.

         23.4 Consent of KPMG Peat Marwick LLP regarding Impac Commercial Capital Corporation.

         24.1 Power of Attorney (included on signature page of Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana Heights, State of California, on this 4th day of September, 1998.


                              IMPAC COMMERCIAL HOLDINGS, INC.


                              By:   /s/ Joseph R. Tomkinson
                                    -----------------------
                                      Joseph R. Tomkinson
                                    Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     We, the undersigned directors and officers of Impac Commercial Holdings, Inc., do hereby constitute and appoint Joseph R. Tomkinson and Richard J. Johnson, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendment) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                     Date
---------                          -----                                     ----
  /s/ Joseph R. Tomkinson          Chairman of the Board and Chief           September 4, 1998
--------------------------------   Executive Officer (Principal Executive
      Joseph R. Tomkinson          Officer)

  /s/ Richard J. Johnson           Chief Financial Officer (Principal        September 4, 1998
--------------------------------   Financial and Accounting Officer)
      Richard J. Johnson

  /s/ James Walsh                  Director                                  September 4, 1998
--------------------------------
      James Walsh

                                   Director                                  September 4, 1998
--------------------------------
      Frank Filipps

  /s/ Stephan R. Peers             Director                                  September 4, 1998
--------------------------------
      Stephan R. Peers

  /s/ Thomas J. Poletti            Director                                  September 4, 1998
--------------------------------
      Thomas J. Poletti

  /s/ Timothy R. Busch             Director                                  September 4, 1998
--------------------------------
      Timothy R. Busch

                                 EXHIBIT INDEX

     Exhibit
     Numbers
     -------

     4.1 1997 Stock Option and Awards Plan incorporated by reference (and filed as Exhibit 10.3) to the Registrant's Registration Statement on Form S-11 (File No. 333-25423) filed on April 8, 1997, and Amendment Nos. 1, 2, 3, 4 and 5 filed with the Securities and Exchange Commission on June 10, 1997, June 30, 1997, July 8, 1997, July 17, 1997 and July 29, 1997, respectively.

     4.2 Form of each of Stock Option Agreement, Stock Option Agreement with DERs, Stock Appreciation Rights Agreement, Deferred Stock, Performance Shares or Restricted Stock Award Agreement under the 1997 Stock Option, Deferred Stock and Awards Plan.

     5.1      Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

     5.2      Opinion of Brown & Wood LLP.

     23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5.1).

     23.2     Consent of Brown & Wood (included in Exhibit 5.2).

     23.3     Consent of KPMG Peat Marwick LLP regarding Registrant.

     23.4 Consent of KPMG Peat Marwick LLP regarding Impac Commercial Capital Corporation.

     24.1 Power of Attorney (included on signature page of Registration Statement).